UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Stericycle, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Waukegan Road
Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 367-5910

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Agreement and Plan of Merger

On June 3, 2024, Stericycle, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Waste Management, Inc., a Delaware corporation (“Parent”), and Stag Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•

Each share of common stock, par value $0.01 per share, of the Company (each a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement or any Dissenting Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $62.00 in cash, without interest (the “Merger Consideration”);

•

Each option to purchase Shares (each a “Company Option”) that is fully vested and outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) an amount of cash equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option;

•

Each outstanding award of Company restricted stock units (including deferred stock units and awards based on performance conditions) (“Company RSUs”) held by Continuing Employees (as defined in the Merger Agreement) shall be assumed by Parent and converted into a restricted stock unit award with respect to Parent common stock (“Assumed Restricted Stock Unit Award”), and each Assumed Restricted Stock Unit Award shall (i) relate to a number of whole shares of Parent common stock (rounded to the nearest whole share) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the quotient obtained by dividing the (a) Merger Consideration by (b) an amount equal to the average of the closing sale prices of a share of Parent common stock as reported on the New York Stock Exchange for each of the five (5) consecutive trading days ending with the complete trading day immediately before (and excluding) the Closing Date, (ii) to the extent that such Company RSU was subject to performance-based vesting conditions for performance periods that had not ended prior to the Effective Time, be deemed to be earned based on target performance levels immediately prior to the Effective Time, and (iii) otherwise be subject to substantially the same terms and conditions (including as to time-based vesting, terms related to retirement and treatment upon termination, settlement and forfeiture events, but excluding, for the avoidance of doubt, any performance-based vesting conditions) as were applicable to the corresponding Company RSU immediately prior to the Effective Time, except as to terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement, or any such immaterial administrative or ministerial changes as the board of directors of Parent may determine in good faith are appropriate to effectuate the administration of the Assumed Restricted Stock Unit Award; and

•

Each Company RSU (including deferred stock units and awards based on performance conditions) which is held by an employee or other service provider who will terminate employment or service with the Company prior to or in connection with the closing of the Merger (including any director of the Company) shall automatically (i) be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration and (ii) to the extent that such Company RSU was subject to performance-based vesting conditions for performance periods that had not ended prior to the Effective Time, be deemed to be earned based on target performance levels immediately prior to the Effective Time.

The board of directors of the Company (the “Board”) has, upon the terms and subject to the terms and conditions set forth in the Merger Agreement, (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close as early as the fourth quarter of 2024. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the issued and outstanding Shares (the “Company Stockholder Approval”); (ii) the absence of any order or law enjoining or making illegal the consummation of the Merger, except if such order or law is immaterial to Parent; (iii) (a) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the receipt of certain waivers, approvals, consents and authorizations under other applicable competition laws and foreign investment laws (or the expiration or termination of any applicable waiting period thereunder) (clauses (a) and (b), the “Required Regulatory Approvals”); and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, at and as of the date of the Merger Agreement and as of the closing of the Merger, and compliance in all material respects with the covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement, and to use its reasonable best efforts to obtain the Required Regulatory Approvals. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their reasonable best efforts to obtain the Required Regulatory Approvals, and, to the extent necessary to obtain such approvals, to pursue litigation, divest assets or accept other behavioral remedies, except where the cumulative effect of any such divestitures and remedies would adversely impact projected EBITDA for the first year after the closing of the Merger from Parent’s or its Subsidiaries’ (including at or after the closing of the Merger, the Company’s and any of its Retained Subsidiaries’ (as defined in the Merger Agreement)) operations by more than $25,000,000 annually or require Parent or any of its Subsidiaries (including at or after the closing of the Merger, the Company and any of its Retained Subsidiaries) to provide prior notice to, or to obtain prior approval from any Governmental Entity (as defined in the Merger Agreement) unless such requirement to provide prior notice to, or to obtain prior approval, would be immaterial.

The Merger Agreement provides that the Company will not, directly or indirectly, (i) initiate, solicit, take any action to knowingly facilitate or knowingly encourage the submission of, any Acquisition Proposal (as defined in the Merger Agreement); (ii) engage in any discussions or negotiations with, disclose any non-public information, afford access to the business, properties, assets, books, records, work papers and other confidential or non-public documents, or otherwise knowingly participate in or knowingly encourage any third party that has made, or is seeking to make, an Acquisition Proposal; (iii) subject to certain exceptions, grant any waiver or release under, or otherwise fail to enforce, any standstill or similar agreement with respect to any class of equity securities of the Company; (iv) approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the General Corporation Law of the State of Delaware, as amended; or (v) enter into any agreement in principle, letter of intent, indication of interest, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement)).

Notwithstanding these limitations, prior to obtaining the Company Stockholder Approval, if (i) the Company has received an Acquisition Proposal that was not the result of a breach of Section 5.3(a) of the Merger Agreement, (ii) the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such

Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and (iii) the Board determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties, then the Company may (a) furnish any non-public information relating to the Company or its subsidiaries to the third party making the Acquisition Proposal or (b) participate in discussions or negotiations with the third party making the Acquisition Proposal; provided, that in each such case the Company will notify Parent of its intention to do so and will provide to Parent and its representatives any non-public information that is provided to such third party that was not previously made available to Parent prior to or substantially concurrently with the time it is provided to such third party.

In addition, if the Company has received an Acquisition Proposal that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal and the Board determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company, then the Board may (i) effect a Change of Board Recommendation (as defined in the Merger Agreement) with respect to such Superior Proposal and/or (ii) terminate the Merger Agreement, subject to payment of the termination fee described below to Parent. Prior to taking such actions, the Company must provide Parent with at least four business days’ notice (the “Notice Period”) of the Company’s intention to take such action, which notice must specify the material terms and conditions of the Acquisition Proposal and a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal. To the extent Parent desires to negotiate, the Company is required to engage in good faith negotiations with Parent during the Notice Period regarding any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent. Following the Notice Period, and after considering in good faith any adjustments proposed by Parent, the Board may terminate the Merger Agreement if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal would continue to constitute a Superior Proposal and the Board determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company if such proposed adjustments were to be given effect. In the event of any material modifications to an Acquisition Proposal that has triggered a Notice Period, the Company is required to deliver a new written notice to Parent at which point the Notice Period shall be the longer of the remaining period of the prior Notice Period and two business days with respect to such revised Superior Proposal from the date of such new notice. Subject to similar provisions and requirements in the Merger Agreement, including a four-business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the parties, including the right of either party, subject to specified limitations, to terminate the Merger Agreement if the Merger is not consummated by June 3, 2025 (the “Outside Date”); provided that if the Required Regulatory Approvals have not been obtained but the other conditions to closing have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or waived, then the Outside Date shall automatically be extended to December 3, 2025 (the “First Extended Outside Date”); provided, further, that if the Required Regulatory Approvals have not been obtained at the First Extended Outside Date, but the other conditions to closing have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or waived, then Parent shall have the right, but not the obligation, to extend the Outside Date to June 3, 2026.

The Merger Agreement provides that, in certain circumstances, including the termination of the Merger Agreement by the Company to accept a Superior Proposal, the termination of the Merger Agreement by Parent following a Change of Board Recommendation, and other customary circumstances, the Company would be required to pay Parent a termination fee of $175 million.

The Merger Agreement provides that if the Merger Agreement is terminated by Parent or the Company in circumstances in which the Required Regulatory Approvals have not been obtained and on the date of termination, the other conditions to closing set forth in Section 6.1 or Section 6.2 of the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger if the Closing Date were on the date of termination), Parent would be required to pay the Company a termination fee of $262.5 million.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the Effective Time, the Shares will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

On June 3, 2024, the Company and Parent announced that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

* * *

About Stericycle

Stericycle, Inc. is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and well-being and safeguard the environment. Stericycle serves customers in North America and Europe with solutions for regulated waste and compliance services and secure information destruction. For more information about Stericycle, please visit www.stericycle.com.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Merger Sub. The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.stericycle.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Company’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by the Company’s stockholders. You may also find additional information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, the Company’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside the Company’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (3) the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on the Company’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against the Company and/or its directors, executive officers or other related persons; and (9) other factors that could affect the Company’s business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, Sorted Office Paper (“SOP”) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, and changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information. If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.

These and other factors are identified and described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as the Company’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on the Company’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 3, 2024, by and among the Stericycle, Inc., Waste Management, Inc. and Stag Merger Sub Inc.*+

99.1	Joint Press Release, dated June 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
+	Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the omitted portions will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERICYCLE, INC.

Date: June 3, 2024	By:	/s/ Janet H. Zelenka
Janet H. Zelenka
Executive Vice President, Chief Financial Officer & Chief Information Officer

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